Exhibit 99.2

January 29, 2011

Dear Massey Member:

I have important and good news for you: Our Board of Directors has approved a merger agreement in which Alpha Natural Resources will acquire Massey Energy Company.  Over the past months, your senior Massey leadership team has learned much about Alpha.  We are impressed both with the depth and the quality of Alpha’s management team, and Alpha has demonstrated that it shares the same vision, mission and values that define our company.

As each of you is aware, our Board of Directors last November directed that we engage in a formal review of strategic alternatives to increase shareholder value.  Over the course of the past few months, we considered a variety of options, including proposals to sell some or all of our reserves and possible mergers with or acquisitions of other companies.  This was not an easy process, but we are confident the outcome is the right one, given Massey’s history, its values and our assessment of the best path forward for the company’s shareholders, members and customers.

The strategic review process is now complete, and today we begin a new chapter in the history of Massey Energy with its acquisition by Alpha.

At Massey, we are proud of our history and our heritage.  In 1916, Antonio T. Massey began selling coal in Richmond, Virginia.  Four years later, he incorporated A.T. Massey Coal Company, Inc., which today is a wholly owned subsidiary of Massey Energy Company.  From a humble beginning in 1916, Massey Energy grew into the largest coal producer in Central Appalachia, with over two billion tons of coal reserves.

Over the course of 95 years, Massey has witnessed many different chapters in its history.  From 1916 to 1974, Massey was a family run company.  Beginning in 1974, Massey has partnered or been owned by several companies, including St. Joe Minerals, Royal Dutch Shell and Fluor Corporation.  Since November 30, 2000, Massey has been an independent, publicly traded company on the New York Stock Exchange.  It is also now included in the S&P 500.

I have seen many changes and experienced various ownership interests of Massey throughout my 30-year career.  With each door that closed, a new one always opened.  I am confident that a merger with Alpha is in the best interests of both of our companies and that a merger will promote unprecedented growth and job opportunities for the employees of both companies.  As the global economy continues to recover, the demand for coal, and in particular high grade Central Appalachian coal, will continue to increase.  We expect that Massey and Alpha together can achieve significant synergies to help meet the increased demand for coal in an expanding world economy.

Each and every member of Massey should be proud of our legacy.  Our Company and our members have contributed much to the coal industry since we began doing business nearly a hundred years ago.  Each day, I hear remarkable accounts of dedication and sacrifice that our members make on the job.  I thank each of you for your membership, and I know that it is this same membership that will ensure our future success as we chart a new course with Alpha.

Over the next days and weeks, you will no doubt have many questions.  Although we have signed a merger agreement with Alpha, the merger is subject to federal regulatory approval, as well as approval by the shareholders of both Massey and Alpha.  This process is likely to take several months.  During this time, we will work with Alpha to plan the transition.

We will also keep you informed as we move through the merger planning process.  I know you will have many questions about how this merger will affect your own work at Massey, your pay and benefits, promotion opportunities and so forth.  It will take time to work our way through these many issues, but we will provide answers as soon as we have them.

As you learn more about Alpha, I am sure that you, too, will welcome the opportunities that this merger will mean for you and your family.  I have no doubt that the path on which we are about to embark will benefit the employees of both Massey and Alpha.

It has truly been my pleasure to be a Massey member for 30 years, and I look forward to our new relationship with Alpha Natural Resources.

Sincerely,
/s/ Baxter F. Phillips, Jr.
Baxter F. Phillips, Jr. Chief Executive Officer & President

Forward Looking Statements

Information set forth herein contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties.  Alpha and Massey caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Alpha and Massey, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alpha or Massey stockholders to approve the transaction; the outcome of pending or potential litigation or governmental investigations; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of Alpha following completion of the proposed transaction; Alpha’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; general economic conditions that are less favorable than expected; changes in, renewal of and acquiring new long term coal supply arrangements; and competition in coal markets. Additional information and other factors are contained in Alpha’s and Massey’s filings with the Securities and Exchange Commission (the “SEC”), including Alpha’s and Massey’s Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov.  Alpha and Massey disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed merger, Alpha will file with the SEC a registration statement on Form S-4 that will include a preliminary joint proxy statement/prospectus regarding the proposed merger.  After the registration statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to Alpha and Massey stockholders in connection with the proposed merger.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  You may obtain a copy of the joint proxy statement/prospectus (when available) and other related documents filed by Alpha and Massey with the SEC regarding the proposed merger as well as other filings containing information, free of charge, through the web site maintained by the SEC at www.sec.gov, by directing a request to Alpha’s Investor Relations department at Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attn: Investor Relations, to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York  10005 or to Massey’s Investor Relations department at, (804) 788 - 1824 or by email to Investor@masseyenergyco.com.  Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, when available, without charge, from Alpha’s website at www.alphanr.com under the heading “Investor Relations” and then under the heading “SEC Filings” and Massey’s website at www.masseyenergyco.com under the heading “Investors” and then under the heading “SEC Filings”.

Participants in Solicitation

Alpha, Massey and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.  You can find information about Alpha’s and Massey’s directors and executive officers in their respective definitive proxy statements filed with the SEC on March 30, 2010 and April 16, 2010, respectively. You can obtain free copies of these documents from Alpha or Massey using the contact information above.

Webcast – Live over the Internet

We encourage you to tune into an investor webcast Monday morning, which starts at 8:00 a.m. ET to learn more information regarding the proposed merger.  The webcast can be accessed via the Massey Energy website in the following manner:

Log on to the Web
1.) Go to the URL  http://www.masseyenergyco.com
2.) Go to Investors, select Webcasts/Presentations

Conference Call replay
A replay of the conference call will also be available on Massey’s website following the webcast.